SOBIESKI BANCORP SHAREHOLDERS APPROVE TRANSACTION WITH MFB
FINANCIAL AND PLAN OF DISSOLUTION AND LIQUIDATION

FOR IMMEDIATE RELEASE

Contact:	Steven C. Watts, President and CEO
(574) 271-8300

SOUTH BEND, INDIANA - August 4, 2004 - At a special meeting held today, the shareholders of Sobieski Bancorp, Inc. (the "Company") (Nasdaq-SCM: SOBI), parent company of Sobieski Bank (the "Bank"), approved the sale of substantially all of the Bank's assets to MFB Financial and the Company's plan of dissolution and liquidation. The transaction with MFB is scheduled to close on August 6, 2004, and the Company's common stock will be de-listed from the Nasdaq Stock Market at the close of trading on that day. The Company expects to file its certificate of dissolution with the State of Delaware on August 9, 2004, after which the Company's stock transfer books will be closed and the Company will begin the process of winding up its business affairs in accordance with its plan of dissolution and liquidation. The Company will also be de-registering its common stock under the Securities Exchange Act of 1934.

Sobieski Bank's main office, two branch offices and ATMs will close for the day at 3:00 p.m. local time on August 6th, and will re-open as MFB Financial branch offices and ATMs on August 9th.